UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report: February 4, 2004


                         _______________


                       EOG RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     (I.R.S. Employer
       jurisdiction             File       Identification No.)
    of incorporation or        Number)
       organization)


         333 Clay
        Suite 4200                                77002
      Houston, Texas                            (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)

EOG RESOURCES, INC.

Item 9.  Regulation FD Disclosure

I.  First Quarter and Full Year 2004 Forecast

     The forecast items for the first quarter and full year
2004 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of this document.

     Estimates are provided in the attached table, which is incorporated by reference herein.

II.  2004 Natural Gas and Crude Oil Financial Price Swap and
Natural Gas Financial Collar Contracts

     With the objective of enhancing the certainty of future revenues, from time to time EOG enters into NYMEX-related financial commodity price swap and collar contracts. EOG has not entered into any additional natural gas or crude oil financial price swap contracts or natural gas financial collar contracts since EOG filed its Current Report on Form 8-K on January 9, 2004, which provided an update of all such financial contracts as of that date. EOG accounts for these price swap and collar contracts using the mark-to-market accounting method.

III.  Forward-Looking Statements

     This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to terrorist activities; acts of war; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions
  $/Bbl    US Dollars per barrel
  $/Mcf    US Dollars per thousand cubic feet
  $/Mcfe   US Dollars per thousand cubic feet equivalent
  $MM      US Dollars in millions
  Mbd      Thousand barrels per day
  MM       Millions
  MMcfd    Million cubic feet per day
  NYMEX    New York Mercantile Exchange
  WTI      West Texas Intermediate

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               EOG RESOURCES, INC.




Date:  February 4, 2004        By: /s/ TIMOTHY K. DRIGGERS
                                       Timothy K. Driggers
                         Vice President and Chief Accounting Officer
                                 (Principal Accounting Officer)


                          Estimated Ranges
                (See text for additional information)

                                                  1Q 2004      Full Year 2004

Daily Production
  Natural Gas (MMcfd)
   US                                           600  -   630     630  -   658
   Canada                                       180  -   220     195  -   228
   Trinidad                                     140  -   160     160  -   180
   United Kingdom                                                  0  -    10
   Total                                        920  - 1,010     985  - 1,076

  Crude Oil (Mbd)
   US                                          19.0  -  21.8    17.0  -  20.4
   Canada                                       2.0  -   2.6     2.0  -   2.4
   Trinidad                                     1.8  -   2.8     2.2  -   3.4
   Total                                       22.8  -  27.2    21.2  -  26.2

  Natural Gas Liquids (Mbd)
   US                                           2.0  -   4.6     1.9  -   2.9
   Canada                                       0.4  -   1.0     0.4  -   0.8
   Total                                        2.4  -   5.6     2.3  -   3.7

Operating Costs
  Unit Costs ($/Mcfe)
   Lease and Well                             $0.57  - $0.62   $0.54  - $0.62
   Depreciation, Depletion and Amortization   $1.08  - $1.16   $1.08  - $1.16

Expenses ($MM)
  Exploration, Dry Hole and Impairment         50.0  -  85.0   220.0  - 280.0
  General and Administrative                   28.0  -  32.0   108.0  - 130.0
  Capitalized Interest                          2.0  -   2.4     7.5  -   8.5
  Net Interest                                 12.0  -  17.0    50.0  -  65.0

Taxes Other than Income (% of Revenue)          5.5  -   7.0     5.5  -   7.0
Taxes
  Effective Rate                                 32% -    38%     32% -    38%
  Deferred Ratio                                 50% -    70%     50% -    70%

Preferred Dividends ($MM)                       2.5  -   3.0    10.5  -  11.5

Average Shares Outstanding (MM) for Quarter
 ended December 31, 2003
  Basic                     114.9
  Diluted                   117.2

Capital Expenditures Excluding Acquisitions
 ($MM) - FY 2004                                          Approximately 1,100

Pricing
  Natural Gas ($/Mcf)
   Differentials (include the effect of
    physical contracts)
     US - below NYMEX Henry Hub               $0.40  - $0.60   $0.35  - $0.55
     Canada - below NYMEX Henry Hub           $0.75  - $1.00   $0.65  - $0.85

   Realizations
     Trinidad                                 $1.30  - $1.45   $1.30  - $1.45

  Crude Oil ($/Bbl)
   Differentials
     US - below WTI                           $0.95  - $1.25   $0.85  - $1.25
     Canada - below WTI                       $1.50  - $4.00   $2.00  - $3.50
     Trinidad - below WTI                     $3.75  - $4.25   $3.75  - $4.85